Exhibit 3.(a)

Form SSC-26

State Form 28791

STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Restated Articles of Incorporation for

CUMMINS ENGINE COMPANY, INC.

and said Restated Articles have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law;

WHEREAS, upon due examination, I find that it satisfies the requirements of I.C. 23-1-18-1;

NOW, THEREFORE, I, EVAN BAYH, Secretary of State of Indiana, hereby certify that I have this day filed said Articles in this office.

Effective date the provisions will apply is April 14, 1987.

[SEAL]

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana. at the City of Indianapolis, this 14th day of APRIL, 1987

EVAN BAYH, Secretary of State,

By
Deputy

ARTICLES OF RESTATEMENT

OF

ARTICLES OF INCORPORATION

OF

CUMMINS ENGINE COMPANY, INC.

The undersigned officer of CUMMINS ENGINE COMPANY, INC. (hereinafter referred to as the “Corporation”), existing pursuant to the provisions of the Indiana Business Corporation Law (hereinafter referred to as the “Corporation Law”), and desiring to amend and restate the Amended Articles of Incorporation of the Corporation (hereinafter the “Articles of Incorporation”), certifies the following facts:

ARTICLE I

TEXT OF THE RESTATED ARTICLES OF INCORPORATION

The exact text of the Restated Articles of Incorporation of the Corporation (hereinafter referred to as the “Restated Articles”) is set forth in Exhibit A attached hereto.

ARTICLE II

MANNER OF ADOPTION AND VOTE

Section 1.               Action by Directors.  The Board of Directors of the Corporation, at a meeting thereof, duly called, constituted and held on February 10, 1987, at which a quorum of such Board of Directors was present, duly adopted a resolution approving the Restated Articles and proposing to the Shareholders of the Corporation entitled to vote in respect thereof that the Restated Articles be approved by such Shareholders; and called a meeting of such Shareholders, to be held on April 7, 1987, to approve or reject the Restated Articles.

Section 2.               Action by Shareholders.

(a)           The Shareholders of the Corporation entitled to vote in respect of the Restated Articles, at a meeting thereof, duly called, constituted and held on April 7, 1987, at which the holders of 8,896,717 shares of Common Stock of the Corporation were present in person or by proxy, approved the Restated Articles.

(b)           The holders of the following classes of shares were entitled to vote as a class in respect of the Restated Articles:

Common Stock, $2.50 par value

(c)           The number of shares of Common Stock outstanding, the number of shares entitled to vote in respect of the Restated Articles, the number of shares represented at the meeting, the number of shares voted in favor of the approval of the Restated Articles, and the number of shares voted against approval of the Restated Articles were as follows:

Shares outstanding:	10,594,448

Shares entitled to vote:	10,594,448

Shares represented at meeting:	8,896,717

Shares voted in favor:	6,872,972

Shares voted against:	1,904,327

Section 3.               Compliance With Legal Requirements.  The manner of the adoption of the Restated Articles and the vote by which the Restated Articles were adopted constitute full legal compliance with the provisions of the Corporation Law and with the Articles of Incorporation and By-Laws of the Corporation.

2

ARTICLE III

STATEMENT OF CHANGES MADE WITH RESPECT TO
THE NUMBER OF SHARES HERETOFOR AUTHORIZED

Aggregate number of shares previously authorized	52,000,0000

Increase	-0-

Aggregate number of shares to be authorized after effect of restatement	52,000,0000

IN WITNESS WHEREOF, the undersigned officer executed these Restated Articles of Incorporation of the Corporation this 8th  day of April, 1987.

/s/ Peter B. Hamilton
Peter B. Hamilton
Secretary of Cummins
Engine Company, Inc.

3

STATE OF INDIANA	)
	)	SS:
COUNTY OF BARTHOLOMEW	)

I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the above captioned State, hereby certify that Peter B. Hamilton, Secretary of Cummins Engine Company, Inc., personally appeared before me; acknowledged his execution of the foregoing Articles of Restatement of Articles of Incorporation for and on behalf of Cummins Engine Company, Inc.; and swore or attested to the facts therein stated.

WITNESS my hand and Notarial Seal this 8th day of April, 1987.

/s/ Harriett L. Scheidt
(Written Signature)

Harriett L. Scheidt
(Printed Name)

My Commission Expires:
5-14-87

I am a resident of Bartholomew
County, Indiana.

Exhibit A

RESTATED ARTICLES OF INCORPORATION

OF

CUMMINS ENGINE COMPANY, INC.

Cummins Engine Company, Inc. (hereinafter referred to as the “Corporation”), having duly elected to be governed by IC 23-1-18 through IC 23-1-54 (except for IC 23-1-18-3, IC 23-1-21 and IC 23-1-53-3) effective July 10, 1986, and desiring to amend and restate its Articles of Incorporation effective on the date of filing hereof with the Office of the Indiana Secretary of State, pursuant to the provisions of the Indiana Business Corporation Law (hereinafter referred to as the “Corporation Law”), submits the following Restated Articles of Incorporation:

ARTICLE I

Name

The name of the Corporation is Cummins Engine Company, Inc.

ARTICLE II

Purposes and Powers

Section 2.1.            Purposes of the Corporation.  The purposes for which the Corporation is formed are:  (a) to engage in the general business of designing, manufacturing and selling engines and power generation equipment, and such components, products and services as may be related thereto; (b) to engage in such activities of every kind or nature as may be allied or incidental to such general business; and (c) to engage in the transaction of any or all lawful business for which corporations may now or hereafter be incorporated under the Corporation Law.

Section 2.2.            Powers of the Corporation.  The Corporation shall have (a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law, (b) all powers now or hereafter vested in corporations by common law or any other statute or act, and (c) all powers authorized by or vested in the Corporation by the provisions of these Restated Articles of Incorporation or by the provisions of its By-Laws as from time to time in effect.

ARTICLE III

Term of Existence

The period during which the Corporation shall continue is perpetual.

ARTICLE IV

Shares

Section 4.1.            Authorized Classes and Number of Shares.  The total number of shares which the Corporation has authority to issue shall be 52,000,000 shares, consisting of 50,000,000 shares of common stock (“Common Stock” ), 1,000,000 shares of preference stock (“Preference Stock”) and 1,000,000 shares of preferred stock (“Preferred Stock”).  The shares of Common Stock have a par value of $2.50 per share.  The shares of Preference and Preferred Stock do not have any par or stated value, except that, solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of the Corporation, each of the Corporation’s shares of Preference Stock and Preferred Stock shall be deemed to have a par value of $1.00 per share.

Section 4.2.            General Terms of All Shares.

(a)           Subordination of Classes.  The shares of the Common Stock are and shall be subject to the relative rights, preferences, qualifications, limitations or restrictions of any class or series of Preference Stock or Preferred Stock now or hereafter issued by the Corporation, and the shares of the Preference Stock are and shall be subject to the relative rights, preferences, qualifications, limitations or restrictions of·any class or series of Preferred Stock now or hereafter issued by the Corporation.

(b)           Dealing in the Corporation’s Own Shares.  Except as otherwise provided in Sections 4.4 and 4.5 of this Article and in Article VIII, the Corporation shall have the power to acquire (by purchase, redemption or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem or otherwise acquire the Corporation’s own shares, directly or indirectly, and without pro rata treatment of the owners or holders of any class or series of shares, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation’s total assets would be less than its total liabilities (and without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the purchase, redemption or other acquisition, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the shares of the Corporation being purchased, redeemed or otherwise acquired, unless otherwise expressly provided with respect to a series of Preference Stock or Preferred Stock in the provisions of these Restated Articles of Incorporation describing the terms of such series). Shares of the Corporation purchased, redeemed or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such purchase, redemption or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

(c)           Issuance of Shares.  The Board of Directors of the Corporation may dispose of, issue and sell shares in accordance with, and in such amounts as may be permitted by, the laws of the State of Indiana and the provisions of these Restated Articles of Incorporation and for such consideration, at such price or prices, either greater than, equal to or less than the par value thereof, and, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors of the Corporation shall determine, without the authorization or approval by any shareholders of the Corporation.  Shares may be disposed of, issued and sold to such persons, firms or corporations as the Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.

(d)           Fully Paid and Nonassessable Shares.  When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares the shares issued therefor shall be fully paid and nonassessable.

(e)           Dividends and Other Distributions.  Except as otherwise provided in Sections 4.4 and 4.5 of this Article and in Article VIII, the Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation’s total assets would be less than its total liabilities (and without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the dividend or other distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of shares receiving the dividend or other distribution, unless otherwise expressly provided with respect to a series of Preference Stock or Preferred Stock in the provisions of these Restated Articles of Incorporation describing the terms of such series).  The Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series or one or more other classes or series.

Section 4.3.            Common Stock.

(a)           Voting Rights.  Except as otherwise provided by the Corporation Law, the shares of Common Stock have unlimited voting rights and each outstanding share of Common Stock shall, when validly issued by the Corporation, entitle the record holder thereof to one vote at all shareholders’ meetings on all matters submitted to a vote of the shareholders of the Corporation.

(b)           Other Terms of Common Stock.  The shares of Common Stock shall be equal in every other respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation.  Subject to the rights of the holders of any outstanding shares of Preference Stock or Preferred Stock, the holders of shares of Common Stock shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on shares of the Common Stock at the discretion of the Board of Directors.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of the shares of Preference Stock and Preferred Stock of the full amount to which they shall be entitled under these Restated Articles of Incorporation, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of the shares of Preference Stock and Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its shareholders

Section 4.4.            Preference Stock.

(a)           Creation of Series.  The shares of the Preference Stock may be issued in one or more series. The designations, relative rights, preferences, qualifications, limitations and restrictions of the Preference Stock of each series shall be such as are stated and expressed in these Restated Articles of Incorporation.  Subject to the requirements of the Corporation Law and subject to all other provisions of these Restated Articles of Incorporation, the Board of Directors of the Corporation may create one or more series of Preference Stock and may determine the preferences, limitations and relative rights of one or more series of Preference Stock before the issuance of any shares of that series by the adoption of an amendment to Article VIII of these Restated Articles of Incorporation, which shall be effective without shareholder approval or other action, that specifies the terms of the series of Preference Stock.

(b)           Dividends.  Each share of the Preference Stock shall rank on a parity with each other share of the Preference Stock, irrespective of series, with respect to cumulative preferential dividends at the respective rates determined and stated for such shares by the Board of Directors.  No full dividend shall be declared or paid or set apart for payment on the Preference Stock of any series for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on all the outstanding shares of Preference Stock of all series for all dividend periods terminating on or prior to the end of such dividend period.  When dividends are not paid in full as aforesaid on all shares of the Preference Stock of all series at the time outstanding, any dividend payments on the Preference Stock, including accruals, if any, shall be paid to the holders of the shares of the Preference Stock of all series ratably in proportion to the respective sums which such holders would receive if all dividends thereon accrued to the date of payment were declared and paid in full.  Accruals of dividends shall not bear interest.  So long as any shares of the Preference Stock shall be outstanding, in no event shall any dividends whatsoever, whether in cash or property, be paid or declared, nor shall any distribution be made, on any class of stock ranking subordinate to the Preference Stock nor shall any shares of stock ranking subordinate to the Preference Stock be purchased, redeemed or otherwise acquired for any consideration by the Corporation or any subsidiary of the Corporation, unless all dividends on the Preference Stock for all past quarterly dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart.  The foregoing provisions shall not, however, apply to a dividend payable solely in shares of any stock ranking subordinate to the Preference Stock, or to the acquisition of shares of any stock ranking subordinate to the Preference Stock in exchange solely for shares of any other stock ranking subordinate to the Preference Stock.

(c)           Liquidation, Dissolution or Winding Up.  Each share of the Preference Stock shall rank on a parity with each other share of the Preference Stock, irrespective of series, with respect to distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation in the respective amounts determined and stated for such shares by the Board of Directors.  Subject to the prior rights of the holders of the shares of the Preferred Stock of any series, in the event of any liquidation, dissolution or winding up of the Corporation, then, before any distribution or payment shall be made to the holders of the shares of any stock ranking subordinate to the Preference Stock, the holders of the shares of the Preference Stock of each series shall be entitled to be paid in full the respective amounts determined and stated for such series by the Board of Directors, plus in each case a sum equal to accrued and unpaid dividends thereon to the date of such distribution or payment (whether or not earned or declared); provided, that neither the merger, nor the sale, lease or conveyance of all or substantially all of the assets, of the Corporation shall be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this sentence.  In the event that the assets of the Corporation available for distribution to the holders of the shares of the Preference Stock shall not be sufficient to make the payment thereon required to be made in full, such assets shall be distributed to the holders of the respective shares of the Preference Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.  After payment shall have been made in full to the holders of the shares of the Preference Stock in accordance with this paragraph, the remaining assets and funds of the Corporation shall be distributed among the holders of all shares of stock ranking subordinate to the Preference Stock according to their respective rights.

(d)           Definitions.  The term “accrued and unpaid dividends” as used herein with respect to the Preference Stock shall mean all dividends on all outstanding shares of the Preference Stock at the rates determined and stated for the respective series thereof by the Board of Directors, from the respective dates from which such dividends shall accrue to the date as of which accrued and unpaid dividends are being determined, less the aggregate amount of dividends theretofore declared and paid or set apart for payment upon such outstanding Preference Stock.  The term “stock ranking subordinate to the Preference Stock” shall mean the Common Stock and any class or series of capital stock of the Corporation hereafter authorized over which the Preference Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(e)           Voting.

(I)            The holders of the shares of the Preference Stock shall have no voting rights except where voting rights are given to them specifically by the Corporation Law and except as provided herein.  On any matters on which the holders of the Preference Stock or any series thereof shall be entitled to vote, they shall be entitled to one vote for each share held.

(II)           If and whenever six quarterly dividends payable on the Preference Stock of any series, whether or not consecutive, shall be unpaid in whole or in part, the number of directors of the Corporation shall be increased by two, and the holders of the Preference Stock at the time outstanding, voting separately as a class without respect to series, shall be entitled to elect said two directors.  The right to elect said two directors shall begin at the annual meeting of the shareholders for the election of directors next succeeding said arrearages in dividend payments and shall continue until said arrearages in dividends shall have been declared and paid or declared and a sum sufficient for the payment thereof set apart in trust for the holders entitled thereto, at which time the right of the holders of the shares of the Preference Stock to elect said two directors shall cease and the terms of said two directors then in office shall expire and terminate.

(III)         The affirmative vote of the holders of at least two-thirds of the shares of the Preference Stock at the time outstanding, voting separately as a class without respect to series, shall be necessary to adopt any proposed amendment to these Restated Articles of Incorporation which increases the number of authorized shares of the Preferred Stock or authorizes, or increases the number of authorized shares of, any capital stock or any security or obligation convertible into any other capital stock ranking prior to the Preference Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends and, in addition, if an affirmative vote of the holders of the shares of the Preference Stock of each series is required by law, the affirmative vote of the holders of at least a majority of the shares of the Preference Stock of each series at the time outstanding also shall be necessary to adopt any such proposed amendment.

(IV)         The affirmative vote of the holders of at least two-thirds of the shares of the Preference Stock at the time outstanding, voting separately as a class without respect to series, shall be necessary to adopt any proposed amendment to these Restated Articles of Incorporation which affects adversely the relative rights, preferences, qualifications, limitations or restrictions of the outstanding Preference Stock or the holders thereof; provided, however, that if any such amendment affects adversely the relative rights, preferences, qualifications, limitations or restrictions of less than all series of the Preference Stock at the time outstanding, then only the affirmative vote of the holders of at least two-thirds of the shares of each series so affected shall be necessary for such adoption or authorization; and provided, further, that any amendment to these Restated Articles of Incorporation to authorize, or to increase the number of authorized shares of, any capital stock ranking on a parity with the Preference Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends shall not be deemed to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Preference Stock or any series thereof.

(V)           The affirmative vote of the holders of at least a majority of the shares of the Preference Stock at the time outstanding, voting separately as a class without respect to series, or, if an affirmative vote of the holders of the shares of the Preference Stock of each series is required by law, the affirmative vote of holders of at least a majority of the shares of the Preference Stock of each series at the time outstanding, shall be necessary to adopt any proposed amendment to these Restated Articles of Incorporation which increases the number of authorized shares of the Preference Stock or authorizes, or increases the number of authorized shares of, any capital stock or any security or obligation convertible into any capital stock ranking on a parity with the Preference Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends, or to authorize any sale, lease or conveyance of all or substantially all of the assets of the Corporation, or to adopt any agreement of merger of the Corporation with or into any other corporation or any agreement of merger of any other corporation with or into the Corporation; provided, however, that no such vote of the holders of the shares of the Preference Stock shall be required to adopt any such agreement of merger if none of the relative rights, preferences, qualifications, limitations or restrictions of the outstanding Preference Stock or any series thereof would be adversely affected thereby and if the corporation resulting therefrom will have thereafter no authorized stock ranking prior to or on a parity with the Preference Stock in the distribution of assets on any liquidation, dissolution or winding up of such resulting corporation or in the payment of dividends, except the same number of authorized shares of stock with the same relative rights, preferences, qualifications, limitations and restrictions thereof as the stock of the Corporation authorized immediately preceding such merger and if each holder of the shares of the Preference Stock immediately preceding such merger shall receive the same number of shares, with the same relative rights, preferences, qualifications, limitations and restrictions thereof, of stock of such resulting corporation.

(f)            Redeemed and Converted Preference Stock.  Any shares of the Preference Stock which shall at any time have been redeemed, or, in the case of Preference Stock which shall be convertible into shares of other capital stock of the Corporation, which shall have been converted, or which shall have otherwise been acquired by the Corporation and cancelled, shall, after such redemption, conversion or acquisition, have the status of authorized but unissued shares of Preference Stock, without designation as to series until such shares are once again designated by the Board of Directors as part of a particular series of the Preference Stock.

Section 4.5.            Preferred Stock.

(a)           Creation of Series.  The shares of the Preferred Stock may be issued in one or more series. The designations, relative rights, preferences, qualifications, limitations and restrictions of the Preferred Stock of each series shall be such as are stated and expressed in these Restated Articles of Incorporation.  Subject to the requirements of the Corporation Law and subject to all other provisions of these Restated Articles of Incorporation, the Board of Directors of the Corporation may create one or more series of Preferred Stock and may determine the preferences, limitations and relative rights of one or more series of Preferred Stock before the issuance of any shares of that series by the adoption of an amendment to Article VIII of these Restated Articles of Incorporation, which shall be effective without shareholder approval or other action, that specifies the terms of the series of Preferred Stock.

(b)           Dividends.  Each share of the Preferred Stock shall rank on a parity with each, other share of the Preferred Stock, irrespective of series, with respect to cumulative preferential dividends at the respective rates determined and stated for such shares by the Board of Directors.  No full dividend shall be declared or paid or set apart for payment on the Preferred Stock of any series for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on all the outstanding shares of Preferred Stock of all series for all dividend periods terminating on or prior to the end of such dividend period.  When dividends are not paid in full as aforesaid on all shares of the Preferred Stock of all series at the time outstanding, any dividend payments on the Preferred Stock, including accruals, if any, shall be paid to the holders of the shares of the Preferred Stock of all series ratably in proportion to the respective sums which such holders would receive if all dividends thereon accrued to the date of payment were declared and paid in full.  Accruals of dividends shall not bear interest.  So long as any shares of the Preferred Stock shall be outstanding, in no event shall any dividends whatsoever, whether in cash or property, be paid or declared, nor shall any distribution be made, on any class of stock ranking subordinate to the Preferred Stock nor shall any shares of stock ranking subordinate to the

Preferred Stock be purchased, redeemed or otherwise acquired for any consideration by the Corporation or any subsidiary of the Corporation, unless all dividends on the Preferred Stock for all past quarterly dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart.  The foregoing provisions shall not, however, apply to a dividend payable solely in shares of any stock ranking subordinate to the Preferred Stock, or to the acquisition of shares of any stock ranking subordinate to the Preferred Stock in exchange solely for shares or any other stock ranking subordinate to the Preferred Stock.

(c)           Liquidation, Dissolution or Winding Up.  Each share of the Preferred Stock shall rank on a parity with each other share of the Preferred Stock, irrespective of series, with respect to distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation in the respective amounts determined and stated for such shares by the Board of Directors.  In the event of any liquidation, dissolution or winding up of the Corporation, then, before any distribution or payment shall be made to the holders of the shares of any stock ranking subordinate to the Preferred Stock, the holders of the shares of the Preferred Stock of each series shall be entitled to be paid in full the respective amounts determined and stated for such series by the Board of Directors, plus in each case a sum equal to accrued and unpaid dividends thereon to the date of such distribution or payment (whether or not earned or declared); provided, that neither the merger, nor the sale, lease or conveyance of all or substantially all of the assets, of the Corporation shall be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this sentence.  In the event that the assets of the Corporation available for distribution to the holders of the shares of the Preferred Stock shall not be sufficient to make the payment thereon required to be made in full, such assets shall be distributed to the holders of the respective shares of the Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.  After payment shall have been made in full to the holders of the shares of the Preferred Stock in accordance with this paragraph, the remaining assets and funds of the Corporation shall be distributed among the holders of all shares of stock ranking subordinate to the Preferred Stock according to their respective rights.

(d)           Definitions.  The term “accrued and unpaid dividends” as used herein with respect to the Preferred Stock shall mean all dividends on all outstanding shares of the Preferred Stock at the rates determined and stated for the respective series thereof by the Board of Directors, from the respective dates from which such dividends shall accrue to the date as of which accrued and unpaid dividends are being determined, less the aggregate amount of dividends theretofore declared and paid or set apart for payment upon such outstanding Preferred Stock.  The term “stock ranking subordinate to the Preferred Stock” shall mean the Preference Stock, the Common Stock and any class or series of capital stock of the Corporation hereafter authorized over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(e)           Voting.

(I)            The holders of the shares of the Preferred Stock shall have no voting rights except where voting rights are given to them specifically by the Corporation Law and except as provided herein.  On any matters on which the holders of the Preferred Stock or any series thereof shall be entitled to vote, they shall be entitled to one vote for each share held.

(II)           If and whenever six quarterly dividends payable on the Preferred Stock of any series, whether or not consecutive, shall be unpaid in whole or in part, the number of directors of the Corporation shall be increased by two, and the holders of the Preferred Stock at the time outstanding, voting separately as a class without respect to series, shall be entitled to elect said two directors.  The right to elect said two directors shall begin at the annual meeting of the shareholders for the election of directors next succeeding said arrearages in dividend payments and shall continue until said arrearages in dividends shall have been declared and paid or declared and a sum sufficient for the payment thereof set apart in trust for the holders entitled thereto, at which time the right of the holders of the shares of the Preferred Stock to elect said two directors shall cease and the terms of said two directors then in office shall expire and terminate.

(III)         The affirmative vote of the holders of at least two-thirds of the shares of the Preferred Stock at the time outstanding, voting separately as a class without respect to series, shall be necessary to adopt any proposed amendment to these Restated Articles of Incorporation which authorizes, or increases the number of authorized shares of, any capital stock or any security or obligation convertible into any other capital stock ranking prior to the Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends and, in addition, if an affirmative vote of the holders of the shares of the Preferred Stock of each series is required by law, the affirmative vote of the holders of at least a majority of the shares of the Preferred Stock of each series at the time outstanding also shall be necessary to adopt any such proposed amendment.

(IV)         The affirmative vote of the holders of at least two-thirds of the shares of the Preferred Stock at the time outstanding, voting separately as a class without respect to series, shall be necessary to adopt any proposed amendment to these Restated Articles of Incorporation which affects adversely the relative rights, preferences, qualifications, limitations or restrictions of the outstanding Preferred Stock or the holders thereof; provided, however, that if any such amendment affects adversely the relative rights, preferences, qualifications, limitations or restrictions of less than all series of the Preferred Stock at the time outstanding, then only the affirmative vote of the holders of at least two-thirds of the shares of each series so affected shall be necessary for such adoption or authorization; and provided, further, that any amendment to these Restated Articles of Incorporation to authorize, or to increase the number of authorized shares of, any capital stock ranking on a parity with the Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends shall not be deemed to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Preferred Stock or any series thereof.

(V)           The affirmative vote of the holders of at least a majority of the shares of the Preferred Stock at the time outstanding, voting separately as a class without respect to series, or, if an affirmative vote of the holders of the shares of the Preferred Stock of each series is required by law, the affirmative vote of holders of at least a majority of the shares of the Preferred Stock of each series at the time outstanding, shall be necessary to adopt any proposed amendment to these Restated Articles of Incorporation which increases the number of authorized shares of the Preferred Stock or authorizes, or increases the number of authorized shares of, any capital stock or any security or obligation convertible into any capital stock ranking on a parity with the Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the

Corporation or in the payment of dividends, or to authorize any sale, lease or conveyance of all or substantially all of the assets of the Corporation, or to adopt any agreement of merger of the Corporation with or into any other corporation or any agreement of merger of any other corporation with or into the Corporation; provided, however, that no such vote of the holders of the shares of the Preferred Stock shall be required to adopt any such agreement of merger if none of the relative rights, preferences, qualifications, limitations or restrictions of the outstanding Preferred Stock or any series thereof would be adversely affected thereby and if the corporation resulting therefrom will have thereafter no authorized stock ranking prior to or on a parity with the Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of such resulting corporation or in the payment of dividends, except the same number of authorized shares of stock with the same relative rights, preferences, qualifications, limitations and restrictions thereof as the stock of the Corporation authorized immediately preceding such merger and if each holder of the shares of the Preferred Stock immediately preceding such merger shall receive the same number of shares, with the same relative rights, preferences, qualifications, limitations and restrictions thereof, of stock of such resulting corporation.

(f)            Redeemed and Converted Preferred Stock.  Any shares of the Preferred Stock which shall at any time have been redeemed, or, in the case of Preferred Stock which shall be convertible into shares of other capital stock of the Corporation, which shall have been converted, or which shall have otherwise been acquired by the Corporation and cancelled, shall, after such redemption, conversion or acquisition, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once again designated by the Board of Directors as part of a particular series of the Preferred Stock.

ARTICLE V

Directors

Section 5.1.            Number.  The number of Directors shall be fixed in accordance with procedures established by the By-Laws.

Section 5.2.            Vacancies.  Vacancies occurring in the Board of Directors shall be filled in the manner provided in the By-Laws or, if the By-Laws do not provide for the filling of vacancies, in the manner provided by the Corporation Law.  The By-Laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board of Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

Section 5.3.            Removal of Directors.  Any or all of the members of the Board of Directors may be removed, with or without cause, only at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least a majority of all the votes then entitled to be cast at an election of Directors.

Section 5.4.            Election of Directors by Holders of Preference Stock or Preferred Stock. The holders of one (1) or more series of Preference Stock or Preferred Stock may be entitled to elect all or a specified number of Directors, but only to the extent and subject to limitations as set forth in Sections 4.4 and 4.5 of these Restated Articles of Incorporation.

ARTICLE VI

By-Laws of the Corporation

Section 6.1.            By-Laws. The Board of Directors shall have the exclusive power to make, alter, amend or repeal, or to waive provisions of, the By-Laws of the Corporation by the affirmative vote of a majority of the entire number of Directors at the time, except as expressly provided by the Corporation Law.

ARTICLE VII

Other Provisions

Section 7.1.            Amendment or Repeal.  Except as otherwise expressly provided for in these Restated Articles of Incorporation, the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change or repeal any provision contained in these Restated Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

Section 7.2.            Captions.  The captions of the Articles and Sections of these Restated Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe or describe the scope or intent of any Article or Section hereof.

Section 7.3.            Nonliability of Shareholders.  Shareholders of the Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of corporate debts.

ARTICLE VIII

Series of Preference Stock and Preferred Stock

Section 8.1.            Convertible Exchangeable Preference Stock, Series A.  The designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of a series of the Preference Stock of the Corporation to be designated Convertible Exchangeable Preference Stock, Series A (in addition to those set forth in Section 4.4 of these Restated Articles of Incorporation which are applicable to all shares of the Preference Stock) are hereby fixed as follows:

(a)           Designation.  The Corporation is authorized to issue a series of Preference Stock, without par value, which is hereby designated Convertible Exchangeable Preference Stock, Series A (the “Series A Preference Stock”).  The number of shares of Series A Preference Stock shall be limited to 230,000.  The liquidation preference of the Series A Preference Stock shall be $500 per share.  The shares of Series A Preference Stock shall be issued as full shares and as fractional shares in fractions of one-tenth (1/10th) of a full share.  Any reference herein to the Series A Preference Stock or any share thereof shall be deemed to include a reference to such fractional share interest unless the context otherwise requires.

(b)                                 Dividends.  The shares of Series A Preference Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the “Board”) or a duly authorized committee thereof (an “Authorized Committee”), out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of $35.00 per full share, and no more, payable in cash on March 30, 1987 with respect to the period commencing on the date of original issue of the series and ending March 30, 1987, and thereafter quarterly on March 30, June 30, September 30 and December 30 of each year (the “Dividend Payment Dates”) with respect to the quarterly period ending on each such Dividend Payment Date, to stockholders of record on the record date, not exceeding sixty days preceding such Dividend Payment Date, fixed for that purpose by the Board or an Authorized Committee in advance of each particular dividend.  The amount of dividends payable on shares of Series A Preference Stock for each full quarterly dividend period shall be computed by dividing by four the annual rate per share set forth in this paragraph (b).  The initial dividend, payable on March 30, 1987, will be computed (i) for the period from the date of original issue of the series through December 30, 1986, on the basis of the annual dividend multiplied by the actual number of days elapsed over 360 and (ii) for the period from December 30, 1986 through March 30, 1987, on the basis of the annual dividend divided by four.  Dividends payable on the Series A Preference Stock for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months.

(c)                                  Optional Redemption.  The Corporation at any time and from time to time may at its option redeem all, or less than all, of the outstanding shares of Series A Preference Stock.  Any redemption of shares of Series A Preference Stock shall be effected at the redemption prices per full share set forth below, if such redemption is during the periods indicated:

If redeemed prior to December 30, 1987, $535.00;

If redeemed during the twelve-month period beginning December 30,

Redemption Price Per Full Share

1987	$531.50
1988	528.00
1989	524.50
1990	521.00
1991	517.50
1992	514.00
1993	510.50
1994	507.00
1995	503.50

and thereafter at $500 per share, plus, in each case, an amount equal to all dividends (whether or not earned or declared) accrued and unpaid on such share of Series A Preference Stock to the date fixed for redemption.  Notwithstanding the foregoing, the Series A Preference Stock may not be redeemed prior to January 8, 1990 unless the closing price of the Common Stock of the Corporation (the “Common Stock”) equalled or exceeded 150% of the effective conversion price per share, based upon the liquidation preference and the conversion rate then in effect, for any 20 trading days within any 30 consecutive trading days ending within five days prior to the date upon which notice of redemption is first published.  The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case as reported on the New York Stock Exchange Composite Tape, or, if at any time the Common Stock is not listed on the New York Stock Exchange Composite Tape, on the New York Stock Exchange, or, if at any time the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange on the National Association of Securities Dealers Automated Quotations National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board or an Authorized Committee for such purposes.  Notice of any proposed redemption of shares of Series A Preference Stock shall be given by the Corporation by mailing a copy of such notice not less than 30 nor more than 60 days prior to the date fixed for such redemption to holders of record of the shares of Series A Preference Stock to be redeemed at their respective addresses appearing on the books of the Corporation.  Such notice shall specify the shares called for redemption, the redemption price and the place at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates evidencing such shares, be redeemed and the redemption price paid.  In the case of the redemption of less than all the outstanding shares of Series A Preference Stock, such redemption shall be of fractional shares equal to one-tenth (1/10th) of a full share selected by lot among all then outstanding Series A Preference Stock in such manner as may be prescribed by the Board or an Authorized Committee.  From and after the date fixed in any such notice as the date of redemption of shares of Series A Preference Stock, unless default shall be made by the Corporation in providing monies at the time and place specified for the payment of the redemption price pursuant to such notice, all dividends on the Series A Preference Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price, shall cease and terminate.

All shares of Series A Preference Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preference Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board or an Authorized Committee.

(d)                                 Conversion Rights.

(I)                                    Each share of Series A Preference Stock shall be convertible at the option of the holder thereof, at any time prior to the close of business on the fifth business day prior to the date fixed for redemption of such share as herein provided, into fully paid and nonassessable shares of Common Stock at the rate of 6.49350 shares of Common Stock for each full share of Series A Preference Stock.

(II)                                For the purpose of this paragraph (d)(V), the term “Common Stock” shall include any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation.  However, shares issuable on conversion of shares of Series A Preference Stock shall include only shares of the class designated as Common Stock of the Corporation as of November 18, 1986, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

(III)                            Before any holder of a share of Series A Preference Stock shall be entitled to convert it into Common Stock, the holder shall exercise such holder’s right to convert by surrendering the certificate or certificates for such Series A Preference Stock at the office of the transfer agent for the Series A Preference Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation at such office stating that the holder elects so to convert such Series A Preference Stock and setting forth the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued.  Each such notice of election to convert shall constitute a contract between the holder of such Series A Preference Stock and the Corporation, whereby the holder of such Series A Preference Stock shall be deemed to subscribe for the amount of Common Stock which such holder shall be entitled to receive upon such conversion and, in satisfaction of such subscription, to deposit the Series A Preference Stock to be converted and to release the Corporation from all liability thereunder (except to deliver the shares deliverable upon conversion thereof) and the Corporation shall be deemed to agree that the amount paid to it for such Series A Preference Stock, together with the surrender of the certificate or certificates therefor and the extinguishment of liability thereon (except as aforesaid), shall constitute full payment of such subscription for the Common Stock to be delivered upon such conversion.  Shares of Series A Preference Stock surrendered for conversion during the period from the close of business on any record date for the payment of dividends next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall (except in the case of shares which have been called for redemption on a redemption date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Payment Date on the shares of Series A Preference Stock being surrendered for conversion.

(IV)                            The Corporation will, as soon as practible after such deposit of certificates for Series A Preference Stock accompanied by the written notice and the payment of any required amount, deliver at such office of such transfer agent to the person for whose account such Series A Preference Stock was so surrendered, or to such person’s nominee or nominees, certificates for the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereafter provided, if not evenly convertible.  Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the Series A Preference Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Preference Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.  The Corporation shall not be required to convert any shares of Series A Preference Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series A Preference Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date.

Except as provided in the last sentence of paragraph (d)(III), no adjustments in respect of dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Preference Stock; provided, however, that if any shares shall be converted subsequent to the record date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption between such record date and Dividend Payment Date), the registered holder of such shares at the close of business on such record date shall be entitled to receive the dividend payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof.

(V)           The conversion rate shall be subject to adjustment as follows:

(1)  In case the Corporation shall (i) pay a dividend on Common Stock in Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior thereto shall be adjusted retroactively as provided below so that the holder of any Series A Preference Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series A Preference Stock been converted immediately prior to the happening of such event.  An adjustment made pursuant to this paragraph (d)(V)(1) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

(2)  In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (5)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such conversion rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, such increase to become effective immmediately after the opening of business on the day following the date fixed for such determination; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the conversion rate shall be readjusted to the conversion rate which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase.  For the purposes of this paragraph (2), the number of shares of Common stock at any time outstanding shall not include shares held in the treasury of the Corporation.

(3)  In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of its capital stock (other than Common Stock), evidences of its indebtedness or assets (excluding cash dividends paid out of the retained earnings of the Corporation) or rights or warrants to subscribe or purchase (excluding those referred to in paragraph (2) above), then in each such case the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (5)) of the Common Stock on the date fixed for such determination and the denominator shall be such current market price per share of the Commmon Stock less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the capital stock, assets, evidences of indebtedness, rights or warrants so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

(4) The reclassification (including any reclassification upon a merger in which the Corporation is the continuing corporation) of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which paragraph (d)(V)(9) applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Commmon Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” and “the date fixed for such determination” within the meaning of paragraph (3)), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassificaiton into the number of shares of Common stock outstanding immediately thereafter.

(5)  For the purpose of any computation under paragraphs (2) and (3), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days selected by the Corporation commencing with the forty-fifth business day before the day in question.  The closing price for each day shall be the reported last sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose.

(6)  No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that the Corporation may make any such adjustment at its election; and provided, further, that any adjustments which by reason of this paragraph (6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (d)(V) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.  Anything in this paragraph (d)(V) notwithstanding, the Corporation may make such reductions in the conversion rate, in addition to those required by this paragraph (d)(V), as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

(7)  Whenever the conversion rate is adjusted as herein provided:

(a)  the Corporation shall compute the adjusted conversion rate in accordance with paragraph (5) and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of shares; and

(b)  a notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all holders at their last addresses as they shall appear in the stock transfer books of the Corporation.

(8)  No fractional interests in Common Stock shall be issued upon conversion of shares of Series A Preference Stock.  If more than one certificate representing shares of Series A Preference Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preference Stock so surrendered.  Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any share of Series A Preference Stock, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the closing price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors) at the close of business on the day of conversion.

(9)  In case of any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation) or any sale or transfer of all or substantially all of the assets of the Corporation, the person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall make provisions in the articles or certificate of incorporation that the holder of each share of Series A Preference Stock then outstanding shall have the right thereafter, during the period such shares shall be convertible, to convert such share only into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Commmon Stock of the Corporation into which such share might have been converted immediately prior to such consolidation, merger, sale or transfer assuming such holder of Common Stock of the Corporation (i) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (“constituent person”), or an affiliate of a constitutent person and (ii) failed to exercise such holder’s rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, sale or transfer by others than a constitutent person or any affiliate thereof and in respect of which such rights of election shall not have been exercised (“nonelecting share”), then for the purpose of this paragraph (d)(V) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).  Such articles or certificate of incorporation shall provide for adjustments which, for events subsequent to the effective date of such articles or certificate of incorporation, shall be as nearly equivalent as may be practicable to the adjustments provided for in these Amended Articles of Incorporation.  The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers.

(10)  In the event that at any time, as a result of any adjustment made pursuant to this paragraph (d)(V), the holder of any share of Series A Preference Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, the number of such other shares so receivable upon conversion of any share of Series A Preference Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in subdivisions (1) to (9) above with respect to the Common Stock.

(VI)                            All shares of Series A Preference Stock which shall at any time have been converted into Common Stock shall, after such conversion, have the status of authorized but unissued shares of Preference Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board or an Authorized Committee.  The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series A Preference Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preference Stock from time to time outstanding.  The Corporation shall from time to time, in accordance with the laws of the State of Indiana, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding Series A Preference Stock.

(VII)                        The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Preference Stock.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the Series A Preference Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(VIII)                    Before taking any action which would cause an adjustment in the conversion rate such that the effective conversion price (for all purposes of these Restated Articles of Incorporation, an amount equal to $500 divided by the conversion rate applicable to one full share of Series A Preference Stock as in effect at such time) would be below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion rate as so adjusted.

(e)                                  Exchange.

(I)                                    The shares of Series A Preference Stock are exchangeable in whole, but not in part, at the option of the Corporation on any Dividend Payment Date on or after December 30, 1988 to and including September 30, 2010 for the Corporation’s 7% Convertible Subordinated Debentures due 2011 (the “Debentures”); provided that on or prior to the date of exchange the Corporation shall have paid to or set aside for payment to the holders of outstanding shares of Series A Preference Stock all accumulated and unpaid dividends to the date of exchange.  Holders of outstanding shares of Series A Preference Stock will be entitled to receive $500 principal amount of Debentures in exchange for each full share of Series A Preference Stock held by them at the time of exchange.  The Corporation will mail to each holder of record of shares of Series A Preference Stock written notice of its intention to exchange no less than 30 nor more than 60 days prior to the date fixed for the exchange (the “Exchange Date”).  Each such notice shall state (i) the Exchange Date, (ii) the place or places where certificates for the shares of Series A Preference Stock are to be surrendered for exchange for Debentures and (iii) that dividends on the shares of Series A Preference Stock to be exchanged will cease to accumulate on such Exchange Date.

(II)                                If notice has been mailed as aforesaid, after the Exchange Date (unless default shall be made by the Corporation in issuing Debentures in exchange for, or in making the final dividend payment on, the outstanding shares of Series A Preference Stock on the Exchange Date), dividends on the shares of Series A Preference Stock shall cease to accrue, and such shares shall no longer be deemed to be issued and outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Debentures) shall cease and terminate.  Upon surrender in accordance with notice of the certificates for any shares of Series A Preference Stock so exchanged (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be exchanged by the Corporation for Debentures as aforesaid.

(III)                            All shares of Series A Preference Stock which shall at any time have been exchanged for Debentures shall, after such exchange, have the status of authorized but unissued shares of Preference Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board or an Authorized Committee.

(f)                                    Repurchase of Series A Preference Stock by the Corporation Upon Change in Control.

(I)                                    Right to Require Repurchase.  In the event of any Change in Control, each holder of shares of Series A Preference Stock shall have the right, at such holder’s option, to require the Corporation to purchase, and upon the exercise of such right the Corporation shall purchase, all or any part of such holder’s Series A Preference Stock on the date (the “Repurchase Date”) that is 100 calendar days after the date of such Change in Control at the optional redemption price in effect on the Repurchase Date plus accrued and unpaid dividends to the Repurchase Date.

(II)                                Notice; Method of Exercising Repurchase Right

(l) On or before the seventh calendar day after the termination of the Approval Period, the Corporation shall give notice of a Change in Control and of the repurchase right set forth herein arising as a result thereof by first-class mail, postage prepaid, to each holder of Series A Preference Stock at such holder’s address appearing in the books of the Corporation.  The Corporation shall also cause a copy of such notice of a repurchase right to be published in a newspaper of general circulation in the Borough of Manhattan, New York.

Each notice of a repurchase right shall state:

(a)                                  the Repurchase Date,

(b)                                 the Repurchase Price,

(c)           the date by which the repurchase right must be exercised, and

(d)           a description of the procedure which a holder must follow to exercise a repurchase right.

No failure of the Corporation to give the foregoing notice shall limit any holder’s right to exercise a repurchase right.

(2)  To exercise a repurchase right, a holder shall deliver to the Corporation (or an agent designated by the Corporation for such purposes in the notice referred to in (1) above) on or before the 90th calendar day after the Change in Control (a) written notice of the holder’s exercise of such right, which notice shall set forth the name of the holder, the number of shares of Series A Preference Stock to be repurchased, and a statement that the option to exercise the repurchase right is being made thereby, and (b) the certificates for the shares of Series A Preference Stock with respect·to which the repurchase right is being exercised, duly endorsed for transfer to the Corporation.  Such written notice shall be irrevocable.

(3)  In the event a repurchase right shall be exercised in accordance with the terms hereof, the Corporation shall pay or cause to be paid the price payable with respect to the Series A Preference Stock as to which the repurchase right has been exercised in cash to the holder on the Repurchase Date.  In the event that a repurchase right is exercised with respect to less than all shares represented by a surrendered certificate, the Corporation shall execute and deliver to the transfer agent and the transfer agent shall register a new certificate representing the shares of the Series A Preference Stock not repurchased.

(4)  All shares of Series A Preference Stock which shall have been repurchased as provided herein shall, after such repurchase, have the status of authorized but unissued shares of Preference Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board or an Authorized Committee.

(III)         Certain Definitions. As used in this Article.

(1)  The term “Acquiring Person” shall mean any Person who is or becomes the beneficial owner, directly or indirectly, of 10% or more of the outstanding Common Stock of the Corporation (“Common Stock”);

(2)  The term “Approval Period” shall mean the period prior to and until 21 calendar days after the date on which a Change in Control shall have occurred.

(3)  A “Change in Control” of the Corporation shall be deemed to have occurred on the date on which (A) any Person, or group of persons within the meaning of Section l3(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding Common Stock, or (B) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the Board of Directors (which, for the purpose of this paragraph, shall not be deemed to mean any committee of the Board of Directors of the Corporation); provided, however, that in the case of either (A) or (B) a Change in Control shall not be deemed to have occurred if the event set forth in such (A) or (B) shall have been approved, for the purpose of this paragraph, or otherwise, during the Approval Period by a majority of the Continuing Directors; and

(4)  The term “Continuing Director” shall mean any member of the Board of Directors who is not affiliated with an Acquiring Person and who was a member of the Board of Directors immediately prior to the time that the Acquiring Person became an Acquiring Person and any successor to a Continuing Director who is not affiliated with the Acquiring Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors.

(g)           Subject to the provisions of these Restated Articles of Incorporation relating to all shares of the Preference Stock, the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of any·other series of Preference Stock hereafter created may be the same as or differ from the Series A Preference Stock to the extent set forth by the Board of Directors at the time any such other series of Preference Stock is authorized.

(h)           The Board of Directors reserves the right by subsequent amendment of these Restated Articles of Incorporation from time to time to decrease the number of shares which constitute the Series A Preference Stock (but not below the number of shares then outstanding) and, subject to anything to the contrary set forth in these Restated Articles of Incorporation applicable to the Preference Stock, to subdivide the number of shares, the par value per share and the liquidation preference per share of the Series A Preference Stock, and in other respects to amend these Restated Articles of Incorporation, within the limitations provided by law and these Restated Articles of Incorporation of the Corporation.

State Form 30353 R2

EVAN BAYH
Secretary of State of Indiana
155 State House
Indianapolis, Indiana  46204
(317)  232-6576

INSTRUCTIONS:

Corporations Only

This certificate must first be recorded in the office of the County Recorder of each county in which a place of business or office is located.  A copy of the certificate, certified by the County Recorder, must be filed with the Secretary of State.

Fee for filing with the Secretary of State:	$20.00
or
$26.00 (if a certificate issued by the Secretary of State is desired)

CERTIFICATE OF ASSUMED BUSINESS NAME

1.	Name of the Corporation	Cummins Engine Company, Inc.

2.	Date of Incorporation/Admission	February 3, 1919

3.	Principal Office Address of the Corporation	500 Jackson Street, Columbus, Indiana

4.	Assumed Business Name	Contract Products Corporation

5.	Address at which the Corporation will do business under the assume business name	500 Jackson Street

/s/ Paul B. Hamilton			Secretary
(Written Signature of Officer)			(Title of Officer)

P. B. Hamilton
(Printed Name of Officer)

STATE OF	Indiana	)
) SS:
COUNTY OF	Bartholomew	)

Subscribed and sworn or attested to before me, this 20th day of October,

/s/ Kathleen Elmore
Notary Public (Kathleen Elmore)

My Notarial Commission Expires:	April 24, 1989

My County of Residence is:	Bartholomew

I, Betty Jean Beshear, Recorder of Bartholomew County, State of Indiana, certify that the foregoing is a true copy of the Certificate of Assumed Business Name recorded in my office on the 20th day of October, 1987.

/s/ Betty Jean Beshear
Recorder

This instrument was prepared by J.A. Rubino

STATE OF INDIANA
OFFICE OF THE SECRETARY OF STATE

ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

CUMMINGS ENGINE COMPANY, INC.

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the

Indiana Business Corporation Law,

as amended.

NOW, THEREFORE, I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is July 14, 1989.

[SEAL]	In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Fourteenth day of July, 1989

JOSEPH H. HOGSETT, Secretary of State

By
Deputy

ARTICLES OF AMENDMENT
OF THE
RESTATED ARTICLES OF INCORPORATION
CUMMINS ENGINE COMPANY, INC.

Cummins Engine Company, Inc. (hereinafter referred to as the “Corporation”), existing pursuant to the Indiana Business Corporation Law and desiring to give notice of corporate action effectuating amendment of certain provisions of its Restated Articles of Incorporation, sets forth the following facts:

Article I

Amendment

Section 1.               The date of incorporation of the Corporation is February 3, 1919.

Section 2.               The name of the Corporation following this amendment continues to be Cummins Engine Company, Inc.

Section 3.               Upon effectiveness of these Articles of Amendment, Article VIII of the Corporation’s Restated Articles of Incorporation shall be amended by adding a new Section 8.2 thereto, the exact text of which is attached as Exhibit A.

Section 4.               The foregoing amendment was duly adopted by the Corporation’s Board of Directors on July 14, 1989.  The effective date of such amendment shall be the date of filing of these Articles of Amendment with the office of the Secretary of State of the State of Indiana.

Article II

Manner of Adoption and Vote

Section 1.               The amendment was adopted by the Corporation’s Board of Directors without shareholder action, and shareholder action was not required.

Section 2.               The manner of adoption of the amendment by the Corporation’s Board of Directors constitutes full legal compliance with the provisions of the Indiana Business Corporation Law and the Corporation’s Restated Articles of Incorporation and By-Laws.

I hereby verify subject to the penalties of perjury that the statements contained herein are true.

/s/ Steven L. Zeller
Signature

Steven L. Zeller
Officer’s Name Printed

Vice President – General Counsel
Officer’s Title

2

EXHIBIT A

Section 8.2.            Convertible Preferred Stock, Series A.  There is hereby created a series of Preferred Stock of the Corporation and the designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series of the Preferred Stock of the Corporation to be designated Convertible Preferred Stock, Series A (in addition to those set forth in Section 4.5 of these Restated Articles of Incorporation which are applicable to all shares of the Preferred Stock) are hereby fixed as follows:

(a)           Designation.  The corporation is authorized to issue a series of Preferred Stock, without par value, which is hereby designated Convertible Preferred Stock, Series A (the “Series A Preferred Stock”).  The number of shares of Series A Preferred Stock shall be limited to 105,000.  The liquidation preference of the Series A Preferred Stock shall be $1,000.00 per share.

(b)           Dividends.  The shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the “Board”) or a duly authorized committee thereof (an “Authorized Committee”), out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of $100.00 per full share, and no more.  Dividends will be payable in cash commencing on the first October 15 after the original issue of the Series A Preferred and continuing thereafter quarter-annually on January 15, April 15, July 15 and October 15 of each year before redemption and on redemption (the “Dividend Payment Dates”) with respect to the period ending on each such Dividend Payment Date, to shareholders of record on the record date, not exceeding sixty days preceding such Dividend Payment Date, fixed for that purpose by the Board or an Authorized Committee in advance of each particular dividend.  The amount of dividends payable on shares of Series A Preferred Stock for each full quarter-annual dividend period shall be computed by dividing by four the annual rate per share set forth in this paragraph (b).  The initial dividend, if in respect of a period of less than a full quarter-annual period, will be computed for the period from July 11, 1989, through the first Dividend Payment Date on the basis of the annual dividend multiplied by the actual number of days elapsed over 360.  Dividends payable on the Series A Preferred Stock for any other period less than a full quarter-annual period shall be computed on the basis of a 360-day year of twelve 30-day months.

(c)           Redemption.  1.  Optional Redemption.  The Corporation at any time and from time to time may at its option redeem all or less than all of the outstanding shares of Series A Preferred Stock.  Any redemption of shares of Series A Preferred Stock shall be effected at the redemption prices per full share set forth below, if such redemption is during the periods indicated:

If redeemed during the twelve-month period beginning July 15,

Redemption Price Per Full Share

1989	$1,060.00
1990	1,060.00
1991	1,060.00
1992	1,040.00
1993	1,020.00

plus, in each case, an amount equal to all dividends (whether or not earned or declared) accrued and unpaid on such share of Series A Preferred Stock to the date fixed for redemption.  Notice of any proposed redemption of shares of Series A Preferred Stock shall be given by the Corporation by mailing a copy of such notice not less than 30 nor more than 60 days prior to the date fixed for such redemption to holders of record of the shares of Series A Preferred Stock to be redeemed at their respective addresses appearing on the books of the Corporation.  Such notice shall specify the shares called for redemption, the redemption price and the place at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates evidencing such shares, be redeemed and the redemption price paid.  In the case of the redemption of less than all the outstanding shares of Series A Preferred Stock, such redemption shall be made pro rata amongst all holders according to the number of shares held by such holders.  From and after the date fixed in any such notice as the date of redemption of shares of Series A Preferred Stock, unless default shall be made by the Corporation in providing monies at the time and place specified for the payment of the redemption price pursuant to such notice, all dividends on the Series A Preferred Stock thereby called for·redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and terminate.

2.             Mandatory Repurchase.  A.  Upon the death of the later of J. Irwin Miller and Xenia S. Miller, the estate of such later to die person shall have the right for a period of 9 months thereafter to require the Corporation (or, at the option of the Corporation, a person designated by the Corporation) to purchase up to that number of shares of Series A Preferred Stock held by such estate, the purchase price of which (together with the aggregate purchase price of any other securities of the Corporation in respect of which a purchase right similar to this repurchase right is being exercised by such estate and any proceeds received by the estate or the distributees of the estate from the sale of shares of Common Stock pursuant to the registration rights set forth in Exhibit C to the Agreement dated as of July 14, 1989, among J. Irwin Miller, Xenia S. Miller, Clementine M. Tangeman and the Company (the “Agreement”)) does not exceed the lesser of (i) 150% of the total Federal and state estate tax liability and of such estate (ii) such total Federal and state estate tax liability plus the principal amount of debt outstanding and any accrued and unpaid interest thereon, which debt was incurred by J. Irwin Miller in connection with his purchase of New Shares (or in connection with any refinancing of such debt), at the Company’s option (x) for cash, at a price per share equal to the liquidation preference plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of redemption or (y) in an exchange for a number of shares of Common Stock per share determined by dividing (A) the liquidation preference plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of redemption by (B) the average of the closing prices of the Common Stock on the New York Stock Exchange, Inc., on each of the

2

30 trading days next preceding the repurchase date or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System, or if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by the Company, such Common Stock to be entitled to the registration rights set forth in Exhibit C to the Agreement.

B.            In the event of the death of Clementine M. Tangeman, her estate shall have the right for a period of 9 months thereafter to require the Corporation (or, at the option of the Corporation, a person designated by the Corporation) to purchase up to that number of shares of Series A Preferred Stock held by such estate, the purchase price of which (together with the aggregate purchase price of any other securities of the Corporation in respect of which a repurchase right similar to this repurchase right is being exercised by such estate and any proceeds received by the estate or the distributing of the estate from the sale of shares of Common Stock pursuant to the registration rights set forth in Exhibit C of the Agreement) does not exceed the lesser of (i) 150% of the total Federal and state estate tax liability of such estate and (ii) such total Federal and state estate tax liability plus the principal amount of debt outstanding and any accrued and unpaid interest thereon, which debt was incurred by Clementine M. Tangeman in connection with her purchase of New Shares (or in connection with any refinancing of such debt), at the Company’s option (x) for cash, at a price per share equal to the liquidation preference plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of redemption or (y) in an exchange for a number of shares of Common Stock per share determined by dividing (A) the liquidation preference plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of redemption by (B), the average of the closing prices of the Common Stock on the New York Stock Exchange, Inc., on each of the 30 trading days next preceding the repurchase date or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System, or if the Common Stock is not listed or admitted to trading on national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by the Company, such Common Stock to be entitled to the Registration Rights set forth in Exhibit C to the Agreement.

C.            In order to exercise any mandatory repurchase right set forth in paragraph (c)2 A or (c)2 B, the estate wishing to exercise the right shall deliver to the Corporation (i) written notice of the exercise of such right, which notice shall set forth a repurchase date which shall be a business day during the 9 month period after the death of the decedent and which shall be at least 45 days after delivery of the notice, the name of the decedent, the number of shares of Series A Preferred Stock to be repurchased, and a statement that the option to exercise the repurchase right pursuant to paragraph (c)2 A or (c)2 B is being exercised thereby, (ii) tax returns and/or other documentation sufficient to establish the estate tax liability and the principal

3

amount of outstanding debt, incurred by the decedent in connection with the purchase of New Shares and any accrued and unpaid interest thereon, all to the satisfaction of the Corporation and (iii) the certificates for the shares of Series A Preferred Stock with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Corporation.  Such written notice shall be irrevocable.  On the repurchase date specified in the notice, the Corporation shall pay or cause to be paid the price payable with respect to the Series A Preferred Stock as to which the repurchase right has been exercised in cash to the estate exercising the right.  If a repurchase right is exercised with respect to fewer than all shares represented by a surrendered certificate, the Corporation shall execute and deliver to the transfer agent and the transfer agent shall register a new certificate representing the shares of the Series A Preferred Stock not repurchased.

3.             Redemption in 1994.  On July 15, 1994, the Corporation shall be required to redeem all outstanding shares of Series A Preferred Stock upon presentation and surrender of the certificates evidencing such shares, at a price per share equal to the liquidation preference per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to July 15, 1994.

4.             Status After Redemption.  All shares of Series A Preferred Stock which shall at any time have been redeemed pursuant to paragraph (c)l, (c)2 or (c)3 shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board or an Authorized Committee.

(d)           Conversion Rights.

(I)            Each share of Series A Preferred Stock shall be convertible at the option of the holder thereof, at any time prior to the close of business on the fifth business day prior to the date fixed for redemption of such share as herein provided, into fully paid and nonassessable shares of Common Stock, at the rate of 11.9261 shares of Common Stock for each full share of Series A Preferred Stock.

(II)           For the purpose of this paragraph (d), the term “Common Stock” shall include any stock of any class of the corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation.  However, shares issuable on conversion of shares of Series A Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation as of July 14, 1989, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

(III)         Before any holder of a share of Series A Preferred Stock shall be entitled to convert it into Common Stock, the holder shall exercise such holder’s right to convert by

4

surrendering the certificate or certificates for such Series A Preferred Stock at the office of the transfer agent for the Series A Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation at such office stating that the holder elects so to convert such Series A Preferred Stock and setting forth the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued.  Each such notice of election to convert shall constitute a contract between the holder of such Series A Preferred Stock and the Corporation, whereby the holder of such Series A Preferred Stock shall be deemed to subscribe for the amount of Common Stock which such holder shall be entitled to receive upon such conversion and, in satisfaction of such subscription, to deposit the Series A Preferred Stock to be converted and to release the Corporation from all liability thereunder (except to deliver the shares deliverable upon conversion thereof) and the Corporation shall be deemed to agree that such Series A Preferred Stock, together with the surrender of the certificate or certificates therefor and the extinguishment of liability thereon (except as aforesaid), shall constitute full payment of such subscription for the Common Stock to be delivered upon such conversion.  Shares of Series A Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of dividends next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall (except in the case of shares which have been called for redemption on a redemption date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Payment Date on the shares of Series A Preferred Stock being surrendered for conversion.

(IV)         The Corporation will, as soon as practicable after such deposit of certificates for Series A Preferred Stock accompanied by the written notice and the payment of any required amount, deliver at such office of such transfer agent to the person for whose account such Series A Preferred Stock was so surrendered, or to such person’s nominee or nominees, certificates for the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereafter provided, if not evenly convertible.  Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the Series A Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.  The Corporation shall not be required to convert any shares of Series A Preferred Stock while the stock transfer books of the Corporation are Closed for any purpose, but the surrender of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date.

Except as provided in the last sentence of paragraph (d)(III), no adjustments in respect of dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Preferred stock; provided, however, that if any shares shall be converted subsequent to the record date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption between such record date and Dividend Payment Date), the registered holder of

5

such shares at the close of business on such record date shall be entitled to receive the dividend payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof.

(V)                               The conversion rate shall be subject to adjustment as follows:

(1)  In case the Corporation shall (i) pay a dividend on Common Stock in Common Stock, (ii) subdivide its outstanding shares of Common stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior thereto shall be adjusted retroactively as provided below so that the holder of any Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series A Preferred Stock been converted immediately prior to the happening of such event.  An adjustment made pursuant to this paragraph (d)(V)(l) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

(2)  In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (5)) of the Common stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants, the conversion rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such conversion rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the conversion rate shall be readjusted to the conversion rate which would have been in effect

6

had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase.  For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

(3)  In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of its capital stock (other than Common Stock), evidences of its indebtedness or assets (excluding cash dividends paid out of the retained earnings of the Corporation) or rights or warrants to subscribe or purchase (excluding those referred to in paragraph (2) above), then in each such case the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (5)) of the Common Stock on the date fixed for such determination and the denominator shall be such current market price per share of the Common Stock less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the capital stock, assets, evidences of indebtedness, rights or warrants so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

(4)  The reclassification (including any reclassification upon a merger in which the Corporation is the continuing corporation) of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which paragraph (d)(V)(9) applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of shareholders entitled to receive such distribution” and “the date fixed for such determination” within the meaning of paragraph (3)), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such

7

reclassification into the number of shares of Common stock outstanding immediately thereafter.

(5)  For the purpose of any computation under paragraphs (2) and (3), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days selected by the Corporation commencing with the forty-fifth business day before the day in question.  The closing price for each day shall be the reported last sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose.

(6)  No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that the Corporation may make any such adjustment at its election; and provided further, that any adjustments which by reason of this paragraph (6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this paragraph (d)(V) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.  Anything in this paragraph (d)(V) notwithstanding, the Corporation may make such reductions in the conversion rate, in addition to those required by this paragraph (d)(V), as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

(7) Whenever the conversion rate is adjusted as herein provided:

(a)  the Corporation shall compute the adjusted conversion rate in accordance with paragraph (5) and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion rate and

8

showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of shares; and

(b)  a notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all holders at their last addresses as they shall appear in the stock transfer books of the Corporation.

(8)  No fractional interests in Common Stock shall be issued upon conversion of shares of Series A Preferred Stock.  If more than one certificate representing shares of Series A Preferred stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.  Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any share of Series A Preferred Stock, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the closing price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors) at the close of business on the day of conversion.

(9)  In case of any consolidation of the Corporation with, or merger of the corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation) or any sale or transfer of all or substantially all of the assets of the Corporation, the person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall make provisions in the articles or certificate of incorporation that the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter, during the period such shares shall be convertible, to convert such share only into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Corporation into which such share might have been converted immediately prior to such consolidation, merger, sale or transfer assuming such holder of Common Stock of the Corporation (i) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the

9

Corporation or to which such sale or transfer was made, as the case may be (“constituent person”), or an affiliate of a constituent person and (ii) failed to exercise such holder’s rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, sale or transfer by other than a constituent person or any affiliate thereof and in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this paragraph (d)(V) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).  Such articles or certificate of incorporation shall provide for adjustments which, for events subsequent to the effective date of such articles or certificate of incorporation, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Certificate of Designation. The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers.

(10)  In the event that at any time, as a result of any adjustment made pursuant to this paragraph (d)(V), the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, the number of such other shares so receivable upon conversion of any share of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in subdivisions (1) to (9) above with respect to the Common Stock.

(VI)         All shares of Series A Preferred Stock which shall at any time have been converted into Common Stock shall, after such conversion, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board or an Authorized Committee.  The corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred stock from time to time outstanding.  The Corporation shall from time to time, in accordance with the laws of the State of Indiana, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding Series A Preferred Stock.

10

(VII)                                  The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the Series A Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(VIII)                              Before taking any action which would cause an adjustment in the conversion rate such that the effective conversion price (for all purposes of this Section 8.2, an amount equal to $1,000 divided by the conversion rate applicable to one full share of Series A Preferred Stock as in effect at such time) would be below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion rate as so adjusted.

(e)                                            Subject to the provisions of these Restated Articles of Incorporation relating to all shares of Preferred Stock, the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of any other series of Preferred Stock hereafter created may be the same as or differ from the Series A Preferred Stock to the extent set forth by the Board of Directors at the time any such other series of Preferred Stock is authorized.

(f)                                              The Board of Directors reserves the right by subsequent amendment of these Restated Articles of Incorporation from time to time to decrease the number of shares which constitute the Series A Preferred stock (but not below the number of shares then outstanding) and, subject to anything to the contrary set forth in these Restated Articles of Incorporation applicable to the Preferred Stock, to subdivide the number of shares, the par value per share and the liquidation preference per share of the Series A Preferred Stock, and in other respects to amend these Restated Articles of Incorporation, within the limitations provided by law and the Articles of Incorporation of the Corporation.

11

[LOGO]	CERTIFICATE OF ASSUMED BUSINESS NAME State Form 30353 (R4 / 3-87) Approved by State Board of Accounts 1987	Provided by:	EVAN BAYH Secretary of State of Indiana 155 State House Indianapolis, Indiana 46204 (317) 232-6576

INSTRUCTIONS:  (CORPORATIONS ONLY)

This certificate must first be recorded in the office of County Recorder of each county in which a place of business or office is located.  A copy of the certificate, certified by the County Recorder, must be filed with the Secretary of State.  Indiana Code 23-15-1-1.

Fee for filing with the Secretary of State: $30.00 or $45.00, if a certificate issued by the Secretary of State is desired.

1. Name of Corporation CUMMINS ENGINE COMPANY, INC.	2. Date of Incorporation / Admission FEBRUARY 3, 1990

3. Principal Office Address of the Corporation (Street, City, State and ZIP Code) 500 JACKSON STREET, COLUMBUS, INDIANA 47202-3005

4. Assumed Business Name(s) ADVANCED INDUSTRIAL MAINTENANCE

5. Address at which the Corporation will do business under assumed business name (Street, City, State and ZIP Code) 635 South Mapleton Street, Columbus, IN 47201

6. Signature	Name Printed
SECRETARY /s / Steven L. Zeller	STEVEN L. ZELLER

STATE OF	INDIANA
SS:
COUNTY OF	BARTHOLOMEW

Subscribed and sworn or attested to before me, this 20th day of FEBRUARY 1990

/s/ Irene M. Sorrells
Notary Public, Irene M. Sorrells

My Notarial Commission Expires:

March 24, 1992

My County of Residence is:

Bartholomew

I, Betty Jean Beshear,, Recorder of Bartholomew County, State of Indiana, certify that the foregoing is a true copy of the Certificate of Assumed Business name (recorded in my office on the 6th day of March 1990

/s/ Betty Jean Beshear / A.H.
Recorder Signature

This instrument was prepared by

Jean T. House

STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE

ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

CUMMINS ENGINE COMPANY INC

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the

Indiana Business Corporation Law,

as amended.

NOW, THEREFORE, I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of is July 14, 1990.

In Witness Whereof, I have hereunto set my and affixed the seal of the State of Indiana, at the City of Indianapolis, this Fourteenth day of July, 1990.

JOSEPH H. HOGSETT, Secretary of State

By
Deputy

ARTICLES OF AMENDMENT
OF THE RESTATED ARTICLES OF INCORPORATION OF
CUMMINS ENGINE COMPANY, INC.

Cummins Engine Company, Inc. (hereinafter referred to as the “Corporation”), existing pursuant to the Indiana Business Corporation Law and desiring to give notice of corporate action effectuating amendment of certain provisions of its Restated Articles of Incorporation, sets forth the following facts:

ARTICLE I

Amendment

SECTION 1.           The date of incorporation of the Corporation is February 3, 1919.

SECTION 2.           The name of the Corporation following this amendment continues to be Cummins Engine Company, Inc.

SECTION 3.           Upon effectiveness of these Articles of Amendment, Article VIII of the Corporation’s Restated Articles of Incorporation shall be amended by adding a new Section 8.3, 8.4 and 8.5 thereto, and the exact text of each such Section is attached as Annex I.

SECTION 4.           The foregoing amendment was duly adopted by the Corporation’s Board of Directors on July 13, 1990.  The effective time of such amendment shall be the time of filing of these Articles of Amendment with the office of the Secretary of State of the State of Indiana.

ARTICLE II

Manner of Adoption and Vote

SECTION 1.           The amendment was adopted by the Corporation’s Board of Directors without shareholder action, and shareholder action was not required.

SECTION 2.           The manner of adoption of the amendment by the Corporation’s Board of Directors constitutes full legal compliance with the provisions of the Indiana Business Corporation Law and the Corporation’s Restated Articles of Incorporation and By-Laws.

I hereby verify subject to the penalties of perjury that the statements contained herein are true this 13th day of July, 1990.

/s/ Steven L. Zeller
Signature

Steven L. Zeller
Officer’s Name Printed

Secretary
Officer’s Title

ANNEX I

Section 8.3.            Convertible Preference Stock, Series F.  There is hereby created a series of Preference Stock of the Corporation and the designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series of Preference Stock of the Corporation (in addition to those set forth in Section 4.4 of these Restated Articles of Incorporation which are applicable to all shares of the Preference Stock) are hereby fixed as follows:

(a)           Designation.  The Corporation is authorized to issue a series of Preference Stock, without par value, which is hereby designated Convertible Preference Stock, Series F (the “Series F Preference Stock”).  The number of shares of Series F Preference Stock shall be limited to one share.  The liquidation preference of the Series F Preference Stock shall be $100,000,000 per share.

(b)           Dividends.  The share of Series F Preference Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the “Board”) or a duly authorized committee thereof (an “Authorized Committee”), out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of $3,520,000 per full share, and no more.  Dividends will be payable in cash commencing on September 1, 1990 with respect to the period commencing on the date of original issue of the series and ending on September 1, 1990, and thereafter quarterly on December 1, March 1, June 1 and September 1 (the “Dividend Payment Dates”) with respect to the quarterly period ending on each such Dividend Payment Date, and finally on the date of conversion of the Series F Preference Stock into shares of Common Stock pursuant to Section 8.3 (c) hereof (the “Final Dividend Payment Date”) with respect to the period from the next preceding Dividend Payment Date to the Final Dividend Payment Date, to shareholders of record on the record date, not exceeding sixty days preceding such Dividend Payment Date, fixed for that purpose by the Board or an Authorized Committee in advance of each particular dividend.  The amount of dividends payable on the share of Series F Preference Stock for each full quarterly dividend period shall be computed by dividing by four the annual rate per share set forth in this paragraph (b).  The initial dividend, payable on September 1, 1990, will be computed for the period from the date of original issue of the series through September 1, 1990 on the basis of the annual dividend multiplied by the actual number of days elapsed over 360.  Dividends payable on the share of Series F Preference Stock for any other period less than a full quarter-annual period, including any period ending on a Final Dividend Payment Date which is not also a Dividend Payment Date, shall be computed on the basis of a 360-day year.

(c)           Conversion.  Upon (i) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, in respect of the convertibility of the Series F Preference Stock into shares of Common Stock, and (ii) the listing subject to notice of issuance of the shares of Common Stock into which the Series F Preference Stock is convertible on the New York Stock Exchange or other national securities exchange or the quotation of prices for such shares of Common Stock in the over-the-counter market by the National Association of Security Dealers, Inc. Automated Quotation System or such other system then in use, the share of Series F Preference Stock shall automatically convert, without any action by the holder thereof, into 1,600,000 shares of fully paid and nonassessable shares of

Common Stock.  Should the Corporation effect a recapitalization or reclassification, a stock split or reverse stock split, issue any extraordinary dividend, or take any similar action, then appropriate adjustments shall be made so that there shall be delivered, upon such conversion, the shares, securities or other assets that would have been received on the shares of Common Stock into which the share of Series F Preference Stock is convertible had such conversion taken place on the date of the issuance of such share of Series F Preference Stock.

(d)           Repurchase.  If the conversion of the Series F Preference Stock into Common Stock pursuant to paragraph (c) above shall not have occurred within one year from the date of issuance, the Series F Preference Stock shall be repurchased by the Company for an amount equal to the liquidation preference plus any accrued but unpaid dividends.

(e)           Other Series. Subject to the provisions of these Restated Articles of Incorporation relating to all shares of Preference Stock, the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of any other series of Preference Stock hereafter created may be the same as or differ from the Series F Preference Stock to the extent set forth by the Board of Directors at the time any such other series of Preference Stock is authorized.

Section 8.4.            Convertible Preference Stock, Series T.  There is hereby created a series of Preference Stock of the Corporation and the designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series of Preference Stock of the Corporation (in addition to those set forth in Section 4.4 of these Restated Articles of Incorporation which are applicable to all shares of the Preference Stock) are hereby fixed as follows:

(a)           Designation.  The Corporation is authorized to issue a series of Preference Stock, without par value, which is hereby designated Convertible Preference Stock, Series T (the “Series T Preference Stock”).  The number of shares of Series T Preference Stock shall be limited to one.  The liquidation preference of the Series T Preference Stock shall be $100,000,000 per share.

(b)           Dividends.  The share of Series T Preference Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the “Board”) or a duly authorized committee thereof (an “Authorized Committee”), out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of $3,520,000 per full share, and no more.  Dividends will be payable in cash commencing on September 1, 1990 with respect to the period commencing on the date of original issue of the series and ending on September 1, 1990, and thereafter quarterly on December 1, March 1, June 1 and September 1 (the “Dividend Payment Dates”) with respect to the quarterly period ending on each such Dividend Payment Date, and finally on the date of conversion of the Series T Preference Stock into shares of Common Stock pursuant to Section 8.4(c) hereof (the “Final Dividend Payment Date”) with respect to the period from the next preceding Dividend Payment Date to the Final Dividend Payment Date, to shareholders of record on the record date, not exceeding sixty days preceding such Dividend Payment Date, fixed for that purpose by the Board or an Authorized Committee in advance of each particular dividend.  The amount of dividends payable on the share of Series T Preference Stock for each full quarterly dividend period shall be computed by dividing by four the annual rate per share set forth in this paragraph (b).  The initial dividend, payable on September 1, 1990, will be computed for the period from the date of original issue of the series through September 1, 1990 on the basis of the annual dividend multiplied by the actual number of days elapsed over 360.  Dividends payable on the share of Series T Preference Stock for any other period less than a full quarter-annual period, including any period ending on a Final Dividend Payment Date which is not also a Dividend Payment Date, shall be computed on the basis of a 360-day year.

(c)           Conversion.  Upon (i) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, in respect of the convertibility of the Series T Preference Stock into shares of Common Stock, and (ii) the listing subject to notice of issuance of the shares of Common Stock into which the Series T Preference Stock is convertible on the New York Stock Exchange or other national securities exchange or the quotation of prices for such shares of Common Stock in the over-the-counter market by the National Association of Security Dealers, Inc. Automated Quotation System or such other system then in use, the share of Series T Preference Stock shall automatically convert, without any action by the holder thereof, into 1,600,000 shares of fully paid and nonassessable shares of Common Stock.

Should the Corporation effect a recapitalization or reclassification, a stock split or reverse stock split, issue any extraordinary dividend, or take any similar action, then appropriate adjustments shall be made so that there shall be delivered, upon such conversion, the shares, securities or other assets that would have been received on the shares of Common Stock into which the share of Series T Preference Stock is convertible had such conversion taken place on the date of the issuance of such share of Series T Preference Stock.

(d)           Repurchase.  If the conversion of the Series T Preference Stock into Common Stock pursuant to paragraph (c) above shall not have occurred within one year from the date of issuance, the Series T Preference Stock shall be repurchased by the Company for an amount equal to the liquidation preference plus any accrued but unpaid dividends.

(e)           Other Series.  Subject to the provisions of these Restated Articles of Incorporation relating to all shares of Preference Stock, the preferences and relative, participating, option or other special rights, and qualifications, limitations or restrictions thereof, of any other series of Preference Stock hereafter created may be the same as or differ from the Series T Preference Stock to the extent set forth by the Board of Directors at the time any such other series of Preference Stock is authorized.

Section 8.5.            Convertible Preference Stock, Series K.  There is hereby created a series of Preference Stock of the Corporation and the designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series of Preference Stock of the Corporation (in addition to those set forth in Section 4.4 of these Restated Articles of Incorporation which are applicable to all shares of the Preference Stock) are hereby fixed as follows:

(a)           Designation.  The Corporation is authorized to issue a series of Preference Stock, without par value, which is hereby designated Convertible Preference Stock, Series K (the “Series K Preference Stock”).  The number of shares of Series K Preference Stock shall be limited to one.  The liquidation preference of the Series K Preference Stock shall be $49,985,000 per share.

(b)           Dividends.  The share of Series K Preference Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the “Board”) or a duly authorized committee thereof (an “Authorized Committee”), out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of $1,759,472 per full share, and no more.  Dividends will be payable in cash commencing on September 1, 1990 with respect to the period commencing on the date of original issue of the series and ending on September 1, 1990, and thereafter quarterly on December 1, March 1, June 1 and September 1 (the “Dividend Payment Dates”) with respect to the quarterly period ending on each such Dividend Payment Date, and finally on the date of conversion of the Series K Preference Stock into shares of Common Stock pursuant to Section 8.5(c) hereof (the “Final Dividend Payment Date”) with respect to the period from the next preceding Dividend Payment Date to the Final Dividend Payment Date, to shareholders of record on the record date, not exceeding sixty days preceding such Dividend Payment Date, fixed for that purpose by the Board or an Authorized Committee in advance of each particular dividend.  The amount of dividends payable on the share of Series K Preference Stock for each full quarterly dividend period shall be computed by dividing by four the annual rate per share set forth in this paragraph (b).  The initial dividend, payable on September 1, 1990, will be computed for the period from the date of original issue of the series through September 1, 1990 on the basis of the annual dividend multiplied by the actual number of days elapsed over 360.  Dividends payable on the share of Series K Preference Stock for any other period less than a full quarter-annual period, including any period ending on a Final Dividend Payment Date which is not also a Dividend Payment Date, shall be computed on the basis of a 360-day year.

(c)           Conversion.  Upon the listing subject to notice of issuance of the shares of Common Stock into which the Series K Preference Stock is convertible on the New York Stock Exchange or other national securities exchange or the quotation of prices for such shares of Common Stock in the over-the-counter market by the National Association of Security Dealers, Inc. Automated Quotation System or such other system then in use, the share of Series K Preference Stock shall automatically convert, without any action by the holder thereof, into 799,760 shares of fully paid and nonassessable shares of Common Stock.

Should the Corporation effect a recapitalization or reclassification, a stock split or reverse stock split, issue any extraordinary dividend, or take any similar action, then appropriate adjustments shall be made so that there shall be delivered, upon such conversion, the shares, securities or other assets that would have been received on the shares of Common Stock into which the share of Series K Preference Stock is convertible had such conversion taken place on the date of the issuance of such share of Series K Preference Stock.

(d)           Repurchase.  If the conversion of the Series K Preference Stock into Common Stock pursuant to paragraph (c) above shall not have occurred within one year from the date of issuance, the Series K Preference Stock shall be repurchased by the Company for an amount equal to the liquidation preference plus any accrued but unpaid dividends.

(e)           Other Series.  Subject to the provisions of these Restated Articles of Incorporation relating to all shares of Preference Stock, the preferences and relative, participating, option or other special rights, and qualifications, limitations or restrictions thereof, of any other series of Preference Stock hereafter created may be the same as or differ from the Series K Preference Stock to the extent set forth by the Board of Directors at the time any such other series of Preference Stock is authorized.

ARTICLES OF MERGER/SHARE EXCHANGE
State Form 39036 (R / 12-87)		Secretary of State
Provided by Evan Bayh, Secretary of State of Indiana		State House
Approved by State Board of Accounts, 1988		Corporations Division
Room 155
Present Original and One Copy – Use 8 1/2"x 11" white paper for inserts.		Indianapolis, IN 46204
(317) 232-6576
FILING FEE: $90.00	Indiana Code 23-1-40-1 et. seq.

ARTICLES OF MERGER / SHARE EXCHANGE

OF
Onan Holdings, Inc.    198207-390

INTO

Cummins Engine Company, Inc.        194062-043

In accordance with the requirements of the Indiana Business Corporation Law, the undersigned corporations desiring to effect a merger or share exchange, set forth the following facts:

ARTICLE I SURVIVING CORPORATION

SECTION I:

The name of the corporation surviving the merger is:

Cummins Engine Company, Inc. and such name has not been changed as a result of the merger.

SECTION 2: (Strike inapplicable section)

(a)	The surviving corporation is a domestic corporation existing pursuant to the provisions of the Act Incorporated on February 3, 1919
(b)

The surviving corporation is a foreign corporation incorporated under the laws of the State of                      and admitted/not admitted (designate which) to do business in Indiana. If the surviving corporation is qualified to do business in Indiana, state the date of admission:                               (If Application for Admission is filed concurrently herewith, state “Upon approval of Application for Admission”).

(c)	The surviving foreign corporation does not intend to transact business in Indiana.

ARTICLE II MERGING CORPORATIONS(S)

The name, state of incorporation, and date of incorporation or admission respectively, of each Indiana domestic corporation and Indiana qualified foreign corporation, other than the survivor, which is party to the merger are as follows:

Name of Corporation
Onan Holdings, Inc.

State of Domicile	Date of Incorporation or qualification in Indiana
Indiana	July 15, 1982

Name of Corporation

State of Domicile	Date of Incorporation or qualification in Indiana

Name of Corporation

State of Domicile	Date of Incorporation or qualification in Indiana

ARTICLE III PLAN OF MERGER OR SHARE EXCHANGE

The Plan of Merger or Share Exchange, containing such information as required by Indiana Code 23-1-40-1(b), is set forth in “Exhibit A”, attached hereto and made a part hereof.

CUMMINS ENGINE COMPANY, INC.
DIRECTORS RESOLUTION

RESOLVED, that the Plan of Merger of Onan Holdings, Inc., into Cummins Engine Company, Inc. in the form attached hereto as Exhibit A, be and it hereby is approved.

APPROVED:

/s/ Steven L. Zeller
Steven L. Zeller

12/8/92

EXHIBIT A

PLAN OF MERGER

THIS PLAN OF MERGER sets forth the terms and conditions of the merger of Onan Holdings, Inc., an Indiana corporation (the “Subsidiary”) into Cummins Engine Company, Inc., an Indiana corporation (the “Parent”) pursuant to Section 23-1-40-4 of the Indiana Business Corporation Law, as amended.

WHEREAS, the Articles of Incorporation of the Subsidiary, as amended, authorized 10,000 shares of Series A Common stock and 10,000 shares of Series B Common Stock, which is all the authorized stock of the Subsidiary:

WHEREAS, the Parent owns 1,600 shares of Series A Common Stock of the Subsidiary and 6,400 shares of Series B Common Stock of the Subsidiary (collectively referred to as the “Issued Stock”), which is all of the issued and outstanding stock of the Subsidiary: and

WHEREAS, the Parent, owning greater than 90% of the outstanding stock of the Subsidiary, wishes to merge the Subsidiary into the Parent, with the Parent being the surviving corporation:

NOW, THEREFORE, in consideration of the foregoing premises, and other good and sufficient consideration, the parties agree as possible:

1.                                       The Parties. Cummins Engine Company, Inc. is the Parent and Onan Holdings, Inc. is the Subsidiary.

2.                                       Manner of Conversion. All the Issued Stock shall be cancelled and no new shares of the Parent shall be issued.

3.                                       Transfer of Rights and Obligations. All rights, assets and obligations of the Subsidiary shall be and become property and the obligation of the Parent by action of law.

IN WITNESS WHEREOF, the parties hereto have executed this instrument by their duly authorized representatives.

CUMMINS ENGINE COMPANY, INC.

By:

ONAN HOLDINGS, INC.

By:

194062-043

STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE

ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

CUMMINS ENGINE COMPANY INC.

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended,

NOW, THEREFORE, I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is April 06, 1994.

SEAL OF THE STATE OF INDIANA	In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Sixth day of April, 1994

/s/ Joseph H. Hogsett
JOSEPH H. HOGSETT, Secretary of State

	By	/s/ Peggy Runion
Deputy

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION State Form 38333 (R5/9-91) State Board of Accounts Approved 1988	194062-043	Provided by:	JOSEPH H. HOGSETT SECRETARY OF STATE OF INDIANA CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2" x 11" white paper for attachments. Filing requirements — Present original and one copy to address in upper right hand corner of this form.		Indiana Code 23-1-38-1 et seq. Filing Fee: $30.00

ARTICLES OF AMENDMENT OF THE

ARTICLES OF INCORPORATION OF

The undersigned officers of

Cummins Engine Company, Inc.

(hereinafter referred to as the “Corporation”) existing pursuant to the provisions of:

(indicate appropriate act)

☒ Indiana Business Corporation Law	☐ Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

SECTION 1 The date of Incorporation is:

February 3, 1919

SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is:

Cummins Engine Company, Inc.

SECTION 3

The exact text of Article(s) Article IV; Section 4.1 of the Articles of Incorporation is now as follows:

Section 4 .1.   Authorized Classes and Number of Shares.  The total number of shares which the Corporation has authority to issue shall be 152,000,000 shares, consisting of 150,000,000 shares of common stock (“Common Stock”), 1,000,000 shares of preference stock (“Preference Stock”) and 1,000,000 shares of preferred stock (“Preferred Stock”).  The shares of Common Stock have a par value $2.50 per share. The shares of Preference and Preferred Stock do not have any par or stated value, except that, solely for the  purpose of any statute or regulation imposing any tax or fee based upon the capitalization of the Corporation, each of the Corporation’s shares of Preference Stock and Preferred Stock shall be deemed to have a par value of $1.00 per share

SECTION 4  Date of each amendment’s adoption:

April 5, 1994

(Continued on the reverse side)

ARTICLE II Manner of Adoption and Vote

SECTION 1  Action by Directors:

The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article IV, Section 4.1 of the Articles of Incorporation and directing a meeting of the Shareholders, to be held on Tuesday, April 5, 1994, allowing such Shareholders to vote on the proposed amendment.

The resolution was adopted by:  (Select appropriate paragraph)

(a) Vote of the Board of Directors at a meeting held on Tuesday, February 8, 1994, at which a quorum of such Board was present.

(b) Written consent executed on                          , 19      , and signed by all members of the Board of Directors.

☐  SECTION 2     Action by Shareholders:

The shareholders of the Corporation entitled to vote in respect to the Articles of Amendment adopted the proposed amendment. The amendment was adopted by: (Select appropriate paragraph)

(a) Vote of such shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:

SHARES ENTITLED TO VOTE:	4,561
SHAREHOLDERS VOTED IN FAVOR:	1,386
SHAREHOLDERS VOTED AGAINST:	180

(b) Unanimous written consent executed on                               , 19       and signed by all shareholders entitled to vote.

SECTION 3 Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 6th day of April, 1994.

Current Officer’s Signature	Officer’s Name Printed
/s/ Steven L. Zeller	Steven L. Zeller

Officer’s title

Vice President — Law and External Affairs and Secretary

State of Indiana
Office of the Secretary of State

CERTIFICATE OF AMENDMENT

of

CUMMINS ENGINE COMPANY INC.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

The name following said transaction will be:

CUMMINS INC.

NOW, THEREFORE, with this document I certify that said transaction will become effective Thursday, April 05, 2001.

SEAL OF THE STATE OF INDIANA	In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, April 5, 2001.

/s/ Sue Anne Gilroy

SUE ANNE GILROY,
SECRETARY OF STATE

194062-043/2001040587065

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION State Form 38333 (R8/12-96) Approved by State Board of Accounts 1995		SUE ANNE GILROY SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2" x 11" white paper for attachments.	Indiana Code 23-1-38-1 et seq.
	Present original and one copy to address in upper right hand corner of this form.	Filing Fee: $30.00
Please TYPE or PRINT.

ARTICLES OF AMENDMENT OF THE

ARTICLES OF INCORPORATION OF

Name of Corporation	Date of Incorporation
Cummins Engine Company, Inc.	February 3, 1919

The undersigned officers of the above referenced Corporation (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of: (indicate appropriate act)

☒ Indiana Business Corporation Law	☐ Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s) I of the Articles

(NOTE: If amending the name of corporation, write Article “I” in space above and write “The name of the Corporation is                ,”  below.)

“The name of the Corporation is Cummins Inc.”

ARTICLE II

Date of each amendment’s adoption:

April 3, 2001

(Continued on the reverse side)

ARTICLE III Manner of Adoption and Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

☐ SECTION 1	This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

☐ SECTION 2	The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)
A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

41,331,548	Shares entitled to vote
36,280,172	Number of shares represented at the meeting
34,636,356	Shares voted in favor
1,643,816	Shares voted against

B. Unanimous written consent executed on , 19 and signed by all shareholders entitled to vote.

ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 3rd day of April      , 2001.

Signature of current officer or chairman of the board	Printed name of officer or chairman of the board
Theodore M. Solso

Signator’s title
Chairman and Chief Executive Officer	/s/ Theodore M. Solso

State of Indiana
Office of the Secretary of State

CERTIFICATE OF AMENDMENT

of

CUMMINS INC.

I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

NOW, THEREFORE, with this document I certify that said transaction will become effective Thursday, May 10, 2007.

SEAL OF THE STATE OF INDIANA	In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, May 10, 2007.

/s/ Todd Rokita

TODD ROKITA,
SECRETARY OF STATE

194062-043/2007051145106

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION State Form 38333 (R10/1-03) Approved by State Board of Accounts 1995	194062-043	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2" x 11" white paper for attachments.	Indiana Code 23-1-38-1 et seq.
	Present original and one copy to address in upper right hand corner of this form.	Filing Fee: $30.00
Please TYPE or PRINT.
Please visit our office on the web at www.sos.in.gov

ARTICLES OF AMENDMENT OF THE

ARTICLES OF INCORPORATION OF

Name of Corporation	Date of Incorporation
Cummins Inc.	February 3, 1919

The undersigned officers of the above referenced Corporation (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of: (indicate appropriate act)

☒ Indiana Business Corporation Law	☐ Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s) Article IV, Section 4.1 of the Articles of Incorporation is now as follows:

(NOTE: If amending the name of corporation, write Article “I” in space above and write “The name of the Corporation is                                     ,”   below.)

Section 4.1.   Authorized Classes and Number of Shares. The total number of shares which the Corporation has authority to issue shall be 302,000,000 shares, consisting of 300,000,000 shares of common stock (“Common Stock”), 1,000,000 shares of preference stock (“Preference Stock”) and 1,000,000 shares of preferred stock (“Preferred Stock”). The shares of Common Stock have a par value of $2.50 per share. The shares of Preference and Preferred Stock do not have any par or stated value, except that. solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of the Corporation, each of the Corporation’s shares of Preference Stock and Preferred Stock shall be deemed to have a par value of $1.00 per share.

ARTICLE II

Date of each amendment’s adoption:

May 8, 2007

(Continued on the reverse side)

ARTICLE III Manner of Adoption and Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

☐ SECTION 1	This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

☒ SECTION 2	The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)
A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

52,199,659	Shares entitled to vote
46,932,478	Number of shares represented at the meeting
40,335,354	Shares voted in favor
5,993,302	Shares voted against

B. Unanimous written consent executed on , 20 and signed by all shareholders entitled to vote.

ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 9th day of May   , 2007.

Signature of current officer or chairman of the board	Printed name of officer or chairman of the board
/s/ Richard E. Harris	Richard E. Harris

Signator’s title
Vice President - Treasurer

State of Indiana
Office of the Secretary of State

CERTIFICATE OF AMENDMENT

of

CUMMINS INC.

I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

NOW, THEREFORE, with this document I certify that said transaction will become effective Thursday, May 21, 2008.

SEAL OF THE STATE OF INDIANA	In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, May 21, 2008.

/s/ Todd Rokita

TODD ROKITA,
SECRETARY OF STATE

194062-043/2007051145106

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION State Form 38333 (R10/1-03) Approved by State Board of Accounts 1995	194062-043	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2" x 11" white paper for attachments.	Indiana Code 23-1-38-1 et seq.
	Present original and one copy to address in upper right hand corner of this form.	Filing Fee: $30.00
Please TYPE or PRINT.
Please visit our office on the web at www.sos.in.gov

ARTICLES OF AMENDMENT OF THE

ARTICLES OF INCORPORATION OF

Name of Corporation	Date of Incorporation
Cummins Inc.	February 3, 1919

The undersigned officers of the above referenced Corporation (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of: (indicate appropriate act)

☒ Indiana Business Corporation Law	☐ Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s) Article IV, Section 4.1 of the Articles of Incorporation is now as follows:

(NOTE: If amending the name of corporation, write Article “I” in space above and write “The name of the Corporation is                                     ,”   below.)

Section 4.1.   Authorized Classes and Number of Shares. The total number of shares which the Corporation has authority to issue shall be 502,000,000 shares, consisting of 500,000,000 shares of common stock (“Common Stock”), 1,000,000 shares of preference stock (“Preference Stock”) and 1,000,000 shares of preferred stock (“Preferred Stock”). The shares of Common Stock have a par value of $2.50 per share. The shares of Preference and Preferred Stock do not have any par or stated value, except that. solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of the Corporation, each of the Corporation’s shares of Preference Stock and Preferred Stock shall be deemed to have a par value of $1.00 per share.

ARTICLE II

Date of each amendment’s adoption:

May 13, 2008

(Continued on the reverse side)

ARTICLE III Manner of Adoption and Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

☐ SECTION 1	This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

☒ SECTION 2	The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)
A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

203,215,953	Shares entitled to vote
178,021,423	Number of shares represented at the meeting
146,213,199	Shares voted in favor
29,413,691	Shares voted against

B. Unanimous written consent executed on , 20 and signed by all shareholders entitled to vote.

ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 20th day of May   , 2008.

Signature of current officer or chairman of the board	Printed name of officer or chairman of the board
/s/ Richard E. Harris	Richard E. Harris

Signator’s title
Vice President - Treasurer